UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): May 6, 2014

Virtus Oil & Gas Corp.

(Exact Name of Registrant as specified in its Charter)

______________________________________________________________________________

Nevada	000-54526	46-0524121
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1517 San Jacinto Street

Houston, Texas 77002

(Address of principal executive offices)

Registrant’s telephone number, including area code: (213) 533-4122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Tidewater Amendment

On May 6, 2014, Virtus Oil & Gas Corp., a Nevada corporation (the “Company”), entered into the First Amendment to Letter Agreement (the “Tidewater Amendment”) with Tidewater Oil & Gas Company LLC (“Tidewater”), which amends the letter agreement dated November 14, 2013 between the Company and Tidewater (the “Tidewater Agreement”). Pursuant to the Tidewater Agreement, the Company agreed to purchase an 87.5% working interest in oil and gas leases covering approximately 36,787 acres in Iron County, Utah. A copy of the Tidewater Agreement was attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2014.

Pursuant to the Tidewater Agreement, the Company was required to drill an initial 12,000 foot vertical test well in the Jurassic-Navajo, Permian-Kaibab formation on the leases no later than February 3, 2015. The Tidewater Amendment modifies the Tidewater Agreement by postponing the deadline to drill the initial test well to September 1, 2015. This was done in an effort to give the Company more time to drill and acquire additional seismic data to delineate additional structural elements. Except for the postponement of the drilling deadline described above, the Tidewater Agreement will remain unchanged and in full force and effect.

A copy of the Tidewater Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

TJBB Agreement

On May 6, 2014, the Company entered into a letter agreement (the “TJBB Agreement”) with Tom Johnson and Bill Berryman (“TJBB”), pursuant to which the Company agreed to purchase an 87.5% working interest in oil and gas leases covering approximately 18,690.50 acres in Iron County, Utah. The subject acreage is located in an area known as the Parowan Prospect, along the same structure where the leases covered by the Tidewater Agreement are located. TJBB have agreed to deliver the leases to the Company with an 80% net revenue interest. TJBB will retain a 12.5% working interest in the leases, although the Company has agreed to pay 100% of the cost of drilling and completing a 12,000 foot vertical test well in the Jurassic-Navajo, Permian-Kaibab formation by September 1, 2015. The Company’s requirement to drill the initial test well is contained in both the Tidewater Agreement and the TJBB Agreement, and by drilling one well in the noted formation, the Company will have satisfied its initial test well drilling obligation under each agreement.

Pursuant to the TJBB Agreement, the purchase price for the leases is $168,215 and is payable by the Company as follows: $43,000 on or before May 16, 2014, $50,215 on or before June 30, 2014 and $75,000 on or before September 28, 2014. The leases will not be transferred to the Company until the purchase price has been paid in full. After the final payments have been made under both the TJBB Agreement and the Tidewater Agreement, the Company will have an 87.5% working interest in oil and gas leases covering a total of 55,477.50 acres in Iron County, Utah. The Company has also agreed to assume its proportionate share of all rental payments due on the leases. If the Company fails to pay timely any rental payment, it will lose its interest in the underlying lease. Additionally, if the Company fails to drill and complete the initial test well in the Jurassic-Navajo, Permian-Kaibab formation by September 1, 2015, the Company will forfeit its interest in the leases covered by both the TJBB Agreement and the Tidewater Agreement.

A copy of the TJBB Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Amendment to Letter Agreement dated May 6, 2014 by and between Tidewater Oil & Gas Company LLC and Virtus Oil & Gas Corp.
10.2	Letter Agreement dated May 6, 2014 by and among Tom Johnson, Bill Berryman and Virtus Oil & Gas Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIRTUS OIL & GAS CORP.

	By:	/s/ Daniel M. Ferris
Date: May 12, 2014		Daniel M. Ferris, President